Exhibit 10.1

CONFIDENTIAL	CONFIDENTIAL
SEPARATION AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS
     This SEPARATION AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS (“Agreement”) is made and entered by and between Patrick B. Cline (“Employee”) and Quality Systems, Inc., a California Corporation (the “Company”), as of July 29, 2011.
RECITALS
     WHEREAS, Employee has been employed by the Company since 1996 as an at-will employee serving most recently in the position of President and Chief Strategy Officer; and
     WHEREAS, Employee’s employment with the Company and any of its affiliated entities for which he provides services will terminate effective on December 1, 2011 as a result of Employee’s resignation from employment with the Company.
     WHEREAS, the Company and Employee mutually desire to settle fully and finally any and all obligations to Employee that the Company may have of any nature whatsoever, as well as any asserted or unasserted claims that Employee may have arising out of his employment with the Company or the separation of that employment pursuant to the terms of this agreement.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements and the terms and conditions set forth herein and other valuable consideration, the parties agree as follows:
     1. Separation. Employee’s employment with the Company and any of its affiliated entities for which he provides services will terminate effective on December 1, 2011 (the “Separation Date”).
     2. Compensation Through Separation Date. On the Separation Date, Employee will be paid all unpaid base salary, together with any accrued but unused vacation pay, less state and federal taxes and other required withholding, for the period from the last regular pay day through the Separation Date. Employee shall also be reimbursed for all business expenses incurred by Employee through the Separation Date and ordinarily reimbursable pursuant to the Company’s prior reimbursement practices with Employee. Employee agrees to present to the Company a claim for any such reimbursable expenses in accordance with the Company’s normal procedures within a reasonable time not to exceed sixty (60) days following the Separation Date. Except as provided for in this Agreement, Employee acknowledges and agrees that upon the receipt of the foregoing payments, the Company will have paid to him all salary, bonuses, benefits, accrued vacation pay, or other consideration owed to him at any time and for any reason through the Separation Date. Employee further represents and agrees that no further sums are or were due and owing to Employee either by the Company or by any individual or entity related to the Company in any way, except as provided for in this Agreement.
     3. Duties. Employee shall continue in his full-time position as President and Chief Strategy Officer of the Company and such other positions with the Company’s subsidiaries as he
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is occupying as of the date of this Agreement through and up to the Separation Date, report directly to and be subject to the direction of the Company’s Chief Executive Officer, and perform such services and duties for the Company as may from time to time be reasonably required by the Company’s Chief Executive Officer.
     4. Pro-Rata Bonus Payment. In consideration of this Agreement, and provided that (i) this Agreement has not been revoked by Employee pursuant to Paragraph 16, (ii) the Company does not terminate Employee’s employment with the Company for cause and (iii) Employee executes and does not rescind the Second Release (as defined in Paragraph 12 below), the Company shall pay Employee a bonus payment (the “Pro-Rata Bonus Payment”) equal to two-thirds (2/3) of the cash bonus amount the Company would have paid to Employee under the Company’s 2012 Compensation Program (the “Program”) as if Employee had remained employed by the Company through the date required under the Program for Employee to be eligible to receive such cash bonus amount. To make clear, if Employee would have received one-hundred percent (100%) of his cash bonus target under the 2012 Compensation Program, Employee’s Pro-Rata Bonus Payment shall be two-thirds (2/3) of such amount. The Pro-Rata Bonus Payment shall be paid by Company to Employee on the same terms and at the same time the other executives of the Company are paid their cash bonus payments, if any, under the 2012 Compensation Program. The Company shall not be responsible to promote or facilitate the achievement of any performance milestone which would result in a bonus payment to Employee. For the purposes of this Paragraph 4, “cause” shall mean (i) the conviction of Employee of a felony under state or federal criminal laws; (ii) the good faith determination of the Board of Directors of the Company that Employee has become unable, as a result of alcohol or drug use, to carry out the responsibilities of his employment; (iii) the commission by Employee of any act of fraud, malfeasance, disloyalty, dishonesty or breach of trust against the Company or any of its subsidiaries or affiliated companies; (iv) the failure of Employee to devote his full time efforts to the responsibilities of President and Chief Strategy Officer of the Company, provided that Employee will be entitled to utilize accrued vacation time in an amount consistent with his prior use of accrued vacation time and the Company’s vacation policies; or (v) the repeated refusal to carry out reasonable instructions of the Chief Executive Officer concerning the reasonable performance of Employee’s work duties. Employee shall not be entitled to any bonus other than the Pro-Rata Bonus Payment described in this Paragraph 4.
     5. Income Taxes. The following provisions shall govern all payments and benefits provided by the Company to Employee pursuant to this Agreement:
     A. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums or the provision of any benefits to Employee under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon.
     B. Code Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with, or be exempt from, Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith or exempt therefrom. If Employee notifies
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the Company (with specificity as to the reason therefor) that Employee believes that any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause Employee to incur any additional tax or interest under Code Section 409A and the Company concurs with such belief or the Company independently makes such determination, the Company shall, after consulting with Employee, reform such provision to try to comply with Code Section 409A through good faith modifications to the minimum extent reasonably appropriate to conform with Code Section 409A. To the extent that any provision hereof is modified in order to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to Employee and the Company of the applicable provision without violating the provisions of Code Section 409A. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment that are considered “nonqualified deferred compensation” under Code Section 409A unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” If Employee is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment that is considered non-qualified deferred compensation under Code Section 409A payable on account of a “separation from service,” such payment or benefit shall be made or provided at the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such “separation from service” of Employee, and (B) the date of Employee’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to Employee in a lump sum with interest at the prime rate as published in The Wall Street Journal on the first business day following the end of the Delay Period, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Code Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that the foregoing clause (ii) shall not be violated with regard to expenses reimbursed under any arrangement covered by Internal Revenue Code Section 105(b) solely because such expenses are subject to a limit related to the period the arrangement is in effect and (iii) such payments shall be made on or before the last day of Employee’s taxable year following the taxable year in which the expense occurred. For purposes of Code Section 409A, Employee’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty
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(30) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.
     6. Nondisparagement. Employee agrees to refrain from any defamation, libel or slander of the Company or its products, or any unlawful interference with the contracts and relationships of the Company, its officers, directors and employees. Employee further agrees not to make any written or oral statement that may defame, disparage or cast in a negative light so as to do harm to the professional reputation of the Company. The Company agrees (i) not to make any written or oral statement that may defame, disparage or cast in a negative light so as to do harm to the personal or professional reputation of Employee, (ii) that all inquiries by potential future employers of Employee will be directed exclusively to the Company’s Chief Executive Officer, and (iii) in response to any inquiry so directed that the Company will confirm only Employee’s title, dates of employment, and final salary. Company records and any press release or required public filing with respect to Employee’s separation shall reflect that Employee’s employment with the Company was terminated by the Employee’s resignation effective December 1, 2011.
     7. Return of Company Property. Employee represents that, as of the Separation Date, Employee will have returned to the Company all property of the Company or any of its customers in his possession or under his control, including but not limited to any equipment, supplies, credit cards, and office machines, and also including any documents relating to the Company or copies thereof in any form, except for such personnel and compensation records provided to Employee during the course of his employment.
     8. Complete Release of Claims by Employee. In consideration for this Agreement, to the fullest extent permitted by law, Employee hereby releases and forever discharges the Company and each of its predecessors, successors, assigns, employees, officers, members, shareholders, directors, agents, attorneys, subsidiaries, divisions or affiliated corporations or organizations, whether previously or hereafter affiliated in any manner (collectively, “Released Parties”), from any and all claims, demands, causes of action, charges of discrimination, obligations, damages, attorneys’ fees, costs and liabilities of any nature whatsoever, including, but not limited to, all claims of discrimination or harassment arising under any federal, state or local statute, ordinance or common law, on the basis of race, sex, national origin, religion, disability, age medical condition, marital status, veteran status, sexual orientation, or any other basis under applicable law, whether or not now known, suspected or claimed, that Employee ever had, now has, or may claim to have as of the date of this Agreement against the Released Parties (whether directly or indirectly), or any of them, by reason of any act or omission concerning any matter, cause or thing. This Release includes, without limiting the generality of the foregoing, the waiver of any claims related to or arising out of Employee’s employment with the Company or his separation from that employment. This Release specifically includes the waiver of any and all claims under the Age Discrimination in Employment Act, 29 U.S.C. § 621 and sections following.
     9. Older Workers Benefit Protection Act. This Agreement is subject to the terms of the Older Workers Benefit Protection Act of 1990 (the “OWBPA”). The OWBPA provides that an individual cannot waive a right or claim under the Age Discrimination in Employment Act (“ADEA”) unless the waiver is knowing and voluntary. Pursuant to the terms of the
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OWBPA, Employee acknowledges and agrees that he has executed this Agreement voluntarily, and with full knowledge of its consequences.
     In addition, Employee hereby acknowledges and agrees that: (a) this Agreement has been written in a manner that is calculated to be understood, and is understood, by Employee; (b) the release provisions of this Agreement apply to rights and claims that Employee may have under the ADEA, including the right to file a lawsuit against the Company or any other Released Party for age discrimination; (c) the release provisions of this Agreement do not apply to any rights or claims that Employee may have under the ADEA that arise after the date Employee executes this Agreement; and (d) the Company does not have a preexisting duty to pay the special severance compensation identified in this Agreement.
     10. General Nature of Release; Claims Not Released. The Release set forth above in Paragraph 8 of this Agreement is a general release of all claims, demands, causes of action, obligations, damages, and liabilities of any nature whatsoever that are described in the Release and is intended to encompass all known and unknown, foreseen and unforeseen claims that Employee may have against the Released Parties, or any of them, except for any claims that may arise from the terms of this Agreement, or any claims which may not be released as a matter of law. It is further understood by the Parties that nothing in this Agreement shall affect any rights Employee may have under any Pension Plan and/or Savings Plan (i.e., 401(k) plan) provided by the Company as of the Separation Date, or upon any rights Employee may have with respect to any grant of restricted stock or stock options made by the Company to Employee during Employee’s service as an employee, or as a member of the Company’s Board of Directors, or the vesting thereof, such items to be governed exclusively by the terms of the applicable plan documents. Employee covenants and agrees never to commence, aid in any way, prosecute or cause to be commenced or prosecuted any action or other proceeding based upon any claims, demands, causes of action, obligations, damages or liabilities which are the subject of this Agreement; provided however, that Employee does not relinquish any protected rights to file a charge, testify, assist or participate in any manner in an investigation, hearing or proceeding conducted by the Equal Employment Opportunity Commission, the Office of Federal Contract Compliance or any similar state human rights agency. However, Employee may not recover additional compensation or damages as a result of any such action.
     11. Release of Section 1542 Rights. Employee expressly waives and relinquishes all rights and benefits he may have under Section 1542 of the California Civil Code or the law of any other state or jurisdiction, or common law principle, to the same or similar effect. Section 1542 is intended to protect against an inadvertent release of unknown or unsuspected claims that would be material to this Agreement. This Paragraph 11 provides that Employee also is releasing any such unknown or unsuspected claims. Section 1542 reads as follows:
     “Section 1542. [General Release; extent.] A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
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     12. Execution of Second Release. As a condition of Employee’s right to receive the Pro-Rata Bonus Payment provided for in this Agreement, Employee must execute and not rescind the release attached to this Agreement as Exhibit “A” (the “Second Release”). Employee acknowledges he is receiving now, and will have had more than twenty-one (21) days after his receipt of, the Second Release to consider whether to sign it. Employee agrees to execute the Second release on or within ten (10) business days after December 1, 2011, the Separation Date. The Employee’s failure to execute the Second Release, or Employee’s actual or attempted rescission of the Second Release, shall relieve the Company of any duty to provide any of the Pro-Rata Bonus Amount and any other consideration provided for in this Agreement.
     13. Non-Admission of Liability. Employee and the Company acknowledge and agree that this Agreement is a settlement agreement and shall not in any way be construed as an admission by any of the Released Parties of any wrongful act against, or any liability to, Employee or any other person.
     14. Trade Secrets and Confidential Information; Board Resignation. Employee agrees to keep in strict confidence, and will not, either directly or indirectly, make known, reveal, make available or use, any Confidential and Trade Secret Information of the Company obtained by Employee during Employee’s employment with the Company. Employee acknowledges and agrees that he has complied and will continue to comply with the terms and provisions of the Quality Systems, Inc. Employee Confidential Information, Non-Compete and Employee Works Agreement (the “Confidentiality Agreement”) entered into by and between Employee and the Company, a copy of which is attached to this Agreement as Exhibit “B”, and that Employee’s obligations under the Confidentiality Agreement shall survive the termination of Employee’s employment with the Company. Employee acknowledges and agrees that he will continue to be bound by the terms of that certain Agreement to Resign from Board of Directors Upon Termination of Employment dated May 31, 2005 and, according thereto, Employee shall be deemed to have resigned from the Company’s Board of Directors effective as of December 1, 2011.
     15. Twenty-One Day Consideration Period. This Agreement is being given to Employee on July 29, 2011. Employee acknowledges that he is entitled to take up to twenty-one (21) calendar days to consider whether to accept this Agreement; provided however, that if Employee chooses to sign this Agreement before the end of this 21-day period, Employee acknowledges that he does so knowingly and voluntarily and waives any claim that to the effect that he was not given the full 21 days to consider whether to sign this Agreement or did not use the entire period of time available to consider this Agreement or to consult with an attorney. Employee agrees that any modifications, material or otherwise, made to this Agreement do not restart or affect in any manner the original twenty-one (21) calendar day consideration period.
     16. Seven Day Revocation Period. After signing this Agreement, Employee shall have a period of seven (7) calendar days to revoke the Agreement by providing the Company with written notice of his revocation. To be effective, such revocation must be in writing, must specifically revoke this Agreement, and must be actually received by the Company’s Chief Executive Officer, Steve Plochocki, at the Company’s Irvine, California headquarters offices, 18111 Von Karman, Suite 600, Irvine, California 92612, prior to the eighth calendar day following Employee’s execution of this Agreement. Unless timely revoked by Employee, this
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Agreement shall become effective, enforceable, and irrevocable on the eighth calendar day following Employee’s execution of this Agreement (the “Effective Date”). In the event that Employee revokes this Agreement, it shall be null and void and Employee will not receive any payment or other benefit pursuant to this Agreement, including, but not limited to, the Pro-Rata Bonus Payment provided in Paragraph 4 herein. Any revocation of this Agreement, however, shall not affect the finality of the separation of Employee’s employment with the Company on the Separation Date.
     17. Acknowledgment of Being Advised to Consult Legal Counsel. This Agreement is an important legal document. Employee acknowledges that the Company hereby advises him to consult with an attorney of his choice prior to signing this Agreement, and Employee represents that he has had the opportunity to consult with an attorney to the extent he so desires.
     18. Confidentiality of Agreement. As a material inducement to the Company to enter into this Agreement, Employee promises and agrees that this Agreement, including the Pro-Rata Bonus Payment referred to in Paragraph 4 hereof, shall be and remain confidential. Employee promises and covenants not to disclose, publicize, or cause to be publicized any of the terms and conditions of this Agreement except to his immediate family, and to his attorney or accountant to the extent reasonably necessary to obtain professional advice with respect to the parties’ rights and obligations as stated herein. Employee further promises and covenants to use his best efforts to prevent any further disclosure of this Agreement by any such persons to whom he does make disclosure. Notwithstanding the foregoing, (i) Employee may disclose the terms of this Agreement to persons to whom disclosure is ordered by a court of competent jurisdiction or otherwise required by law and (ii) the restrictions included in this Section 18 shall not apply to the extent this Agreement or any terms of this Agreement are publicly disclosed by the Company.
     19. Cooperation. Upon reasonable request, Employee shall make himself available to the Company to furnish full and truthful information concerning any event that took place during Employee’s employment with the Company. Upon reasonable request, as deemed necessary by the Company, Employee shall make himself available to furnish full and truthful consultation concerning any potential or actual litigation. Employee shall furnish the information as soon as is practical after a request from the Company is received. The Company shall reimburse Employee for the reasonable cost of any travel, lodging, meals, and any direct loss of compensation suffered by Employee from Employee’s current employer as a result of time spent furnishing information under this clause, upon presentation of evidence of such loss or expense satisfactory to the Company. Employee further agrees that Employee shall provide advance written notice to the Company in the event Employee is subpoenaed to testify, or provide documents at deposition or at trial, relating to: (1) any actual, possible, or perceived violation by the Company or any other Released Party of any federal, state, local, or administrative law, rule, or regulation; (2) the negotiations relating to and the terms of, this Agreement; and (3) any acts or omissions by the Company or any of the other Released Parties occurring prior to the Effective Date of this Agreement. Nothing in this Paragraph is intended to interfere with any protected right of Employee to file charges, testify, assist or participate in any manner in an EEOC or similar state agency investigation, hearing or proceeding, and nothing in
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this paragraph is intended to influence the substance of such involvement by Employee which is properly compelled by legal process
     20. Ambiguities. The parties and/or their attorneys have had a full opportunity to review the terms and conditions of this Agreement. Accordingly, the parties expressly waive any common-law or statutory rule of construction that ambiguities should be construed against the drafter of this Agreement, and agree, covenant, and represent that the language in all parts of this Agreement shall be in all cases construed as a whole, according to its fair meaning.
     21. Interpretation. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid and effective under applicable law. Therefore, each and every provision of this Agreement shall be considered severable from, and shall in no way affect the validity or enforceability of, the remaining provisions of this Agreement except for the release provisions contained in Paragraphs 8 through 12 of this Agreement. If a court of competent jurisdiction finds any release provisions contained in Paragraphs 8 through 12 of this Agreement to be unlawful, void, or for any reason unenforceable or invalid, this Agreement shall become null and void, and Employee shall repay the special severance compensation paid by the Company pursuant to this Agreement within a reasonable period of time not to exceed fifteen (15) days. If a court of competent jurisdiction finds any provision other than the release provisions contained in Paragraphs 8 through 12 to be unlawful, void, or for any reason unenforceable or invalid, that provision, or part thereof, shall remain in force and effect to the extent allowed by law, and all of the remaining provisions of this Agreement shall remain in full force and effect and enforceable, and the rights and obligations of the parties shall be enforced to the fullest extent possible. All captions are for convenience of reference only and shall be disregarded in interpreting this Agreement.
     22. Entire Agreement. Employee acknowledges that he is not relying, and has not relied, on any representation or statement by the Company with regard to the subject matter or terms of this Agreement, except to the extent set forth fully in this Agreement. This Agreement constitutes the entire agreement between Employee and the Company with respect to the subject matter of this Agreement, and supersedes any and all other agreements, understandings or discussions between Employee and the Company with respect to the subject matter of this Agreement; provided, however, that this Agreement does not supersede, and has no effect upon, the Confidentiality Agreement attached hereto as Exhibit “B” and the Second Amended and Restated Indemnification Agreement attached hereto as Exhibit “C.”
     23. Risk of New or Different Facts. Employee acknowledges that he may discover new information different from or inconsistent with facts he presently believes to be true, and expressly agrees to assume the risk of such new or different information.
     24. Modification. This Agreement cannot be modified or terminated, except by a writing signed by the party against whom enforcement of the modification or termination is sought.
     25. Voluntary Agreement. This Agreement in all respects has been voluntarily and knowingly executed by the parties hereto. Employee specifically represents that he has
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carefully read and fully understands all of the provisions of this Agreement, and that he is voluntarily entering into this Agreement.
     26. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
     27. Governing Law. This Agreement is made and entered into in the State of California and shall in all respects be interpreted and enforced pursuant to the laws of the State of California, without regard to or application of any of California’s conflict of laws rules.
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CONFIDENTIAL	CONFIDENTIAL
     IN WITNESS WHEREOF, the parties hereto have executed this Separation Agreement and General Release of All Claims, and have initialed each page hereof, on the dates set forth below.

Employee
Dated: July 29, 2011	/s/ Patrick B. Cline
Patrick B. Cline

Quality Systems, Inc.
Dated: July 29, 2011	By:	/s/ James J. Sullivan
James J. Sullivan
Its: Secretary, Executive Vice President and General Counsel
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Exhibit A
Second Release
This Second Release is entered into by and between Quality Systems, Inc. (the “Company”) and Patrick B. Cline (“Employee”), and amends the Separation Agreement and General Release of Claims between those same parties (the “Agreement”) by extending the promise and agreements of paragraphs 9 through 12 of the Agreement, through the last day of Employee’s employment, December 1, 2011.
     1. Older Workers Benefit Protection Act. This Second Release is subject to the terms of the Older Workers Benefit Protection Act of 1990 (the “OWBPA”). The OWBPA provides that an individual cannot waive a right or claim under the Age Discrimination in Employment Act (“ADEA”) unless the waiver is knowing and voluntary. Pursuant to the terms of the OWBPA, Employee acknowledges and agrees that he has executed this Second Release voluntarily, and with full knowledge of its consequences.
     In addition, Employee hereby acknowledges and agrees that: (a) this Second Release has been written in a manner that is calculated to be understood, and is understood, by Employee; (b) the release provisions of this Second Release apply to rights and claims that Employee may have under the ADEA, including the right to file a lawsuit against the Company or any other Released Party for age discrimination; and (c) the release provisions of this Second Release do not apply to any rights or claims that Employee may have under the ADEA that arise after the date Employee executes this Second Release.
     2. Seven Day Revocation Period. After signing this Second Release, Employee shall have a period of seven (7) calendar days to revoke the Second Release by providing the Company with written notice of his revocation. To be effective, such revocation must be in writing, must specifically revoke this Second Release, and must be actually received by the Company’s Chief Executive Officer, Steve Plochocki, at the Company’s Irvine, California headquarters offices, 18111 Von Karman, Suite 600, Irvine, California 92612, prior to the eighth calendar day following Employee’s execution of this Second Release. Unless timely revoked by Employee, this Agreement shall become effective, enforceable, and irrevocable on the eighth calendar day following Employee’s execution of this Second Release (the “Effective Date”). In the event that Employee revokes this Second Release, it shall be null and void and Employee will not receive any payment or other benefit pursuant to the Agreement, including, but not limited to, the bonus payment provided in Paragraph 4 therein. Any revocation of this Second Release, however, shall not affect the finality of the separation of Employee’s employment with the Company on the Separation Date.

Employee
Dated: __________________, 2011
Patrick B. Cline

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ACKNOWLEDGEMENT
I, PATRICK B. CLINE, Employee, hereby acknowledge that I was given more than twenty-one (21) days to consider the foregoing Second Release which extends the promises I made in the Agreement through the last day of Employee’s employment, December 1, 2011, and I voluntarily chose to sign the Second Release on the date indicated above. I was provided this Second Release July 29, 2011 but I acknowledge it is not effective or enforceable unless I sign it on or after December 1, 2011. Further, I have either consulted an attorney or knowingly declined my opportunity to do so.
I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.
EXECUTED this ______ day of ________________, 2011, at ________________, ___.

Patrick B. Cline, Employee

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Exhibit B
Employee Confidential Information, Non-Compete and Employee Works Agreement
[Attached hereto]
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QUALITY SYSTEMS, INC.
EMPLOYEE CONFIDENTIAL INFORMATION, NON-COMPETE AND
EMPLOYEE WORKS AGREEMENT
(PENNSYLVANIA—OPTION GRANTEE)
          THIS CONFIDENTIAL INFORMATION, NON-COMPETE AND EMPLOYEE WORKS AGREEMENT (the “Agreement”) is entered into by and between QUALITY SYSTEMS, INC., for and on behalf of itself and its present and future affiliates and/or subsidiaries including but not limited to NextGen Healthcare Information Systems, Inc. (collectively referred to as “QSI”), and the undersigned (“Employee”), to be effective as of the date set forth herein. In consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, QSI and Employee covenant and agree as follows:
RECITALS
          A. The successful operation of QSI’s business (the “Business”) requires that trade secrets and other confidential information, which are valuable and unique assets, be maintained as secret and confidential. QSI has disclosed and will be disclosing to Employee in the continued course of Employee’s employment, certain trade secrets and other confidential business information of QSI for the sole and exclusive benefit of QSI and with the express condition that Employee not disclose or misuse such information.
          B. In connection with Employee’s continued employment, and the granting to Employee of certain stock options (the “Options”), QSI and Employee are entering into this Agreement to memorialize Employee’s continuing obligations to QSI with respect to such confidential and trade secret information, Employee’s covenants not to compete with QSI nor solicit its employees, and Employee’s assignment to QSI of all Employee Works as set forth herein. Employee acknowledges that QSI’s grant of the Options represents sufficient consideration for Employee’s covenants contained herein.
          C. QSI and Employee acknowledge that (i) QSI’s grant of the Options to Employee is contingent upon Employee entering into this Agreement; (ii) QSI is actively developing and marketing its Business throughout the United States as well as internationally and that Employee plays a material role in such efforts; and (iii) the restrictions contained in this Agreement are reasonable in territorial scope and duration and are reasonably necessary to protect QSI’s interests in its property, customer relationships and goodwill.
Confidential Information. The confidential information (“Confidential Information”) addressed in this Agreement is defined as information relating to QSI, or any of its customers or prospective customers, licensors and licensees, or their affiliates, and consultants, including but not limited to: (1) business, financial and technical information, cost and price structure, strategies and related data, product information, customer identification and lists, potential customers, customers or prospective customer needs, suppliers, vendors or other information related to QSI products, and (2) any intellectual property including, but not limited to, trade secrets, software (including object and source code, templates, modifications and derivative works and system infrastructure), formulas, test data and results, designs, know-how, inventions, marketing ideas and plans, business plans and strategies, designs, manuals, and technical data and summaries. Confidential Information does not include any of the foregoing items which have become publicly known and made generally available through no wrongful act of Employee or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.
Employee acknowledges that QSI desires to maintain the foregoing information so that it is not known to its competitors or to the general public and the foregoing Confidential Information matters: (a) are maintained by QSI in a manner not contemplated to be known to QSI’s competitors or to the general public; (b) derive independent actual or potential economic value from the fact that they are confidential; and (c) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. Employee agrees that it is not necessary for QSI to label or stamp information as “Confidential” or to enact express security systems (although QSI may do so in its discretion) in order to maintain the confidential nature of such information, and that no failure of QSI to do so shall be deemed to waive or
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otherwise impair the confidential nature of such information. Employee understands and agrees that Employee has no right to modify or otherwise prepare derivative works, or reverse engineer or to reverse assemble or decompile Confidential Information. Employee agrees to keep the Confidential Information confidential, and not to disclose or make any use of the Confidential Information at any time during or subsequent to Employee’s employment except for the benefit of QSI. Employee further agrees not to deliver, cause to be delivered or otherwise transmit, reproduce or in any way allow the Confidential Information to be used by any third parties without the prior written consent of a duly authorized representative of QSI. Nothing in this provision shall restrict Employee’s right to disclose information concerning Employee’s own compensation or working conditions, to the extent such right exists pursuant to federal or applicable state laws.
Health Insurance Portability & Accountability Act (Privacy Act): Employee understands that as part of his or her employment with QSI, Employee may come into contact with Protected Health Information (including but not limited to patient health information ). Employee agrees to use appropriate safeguards to prevent use or disclosure of any Protected Health Information other than as may be allowed under an agreement in place with QSI or as may be required by law, including but not limited to the Standards of Privacy of Individually Identifiable Health Information at 45 CFR part 160 and part 164, subparts A and E.
Conflicting Employment and Outside Activities. Employee agrees that during Employee’s employment with QSI, Employee will not undertake, or conduct planning to undertake, any other employment, self-employment, occupation, consulting or other activity which is competitive with the business in which QSI is now or may hereafter become engaged (while Employee is employed at QSI) or which would otherwise conflict with Employee’s obligations to QSI. Employee further agrees that during Employee’s employment with QSI, Employee shall not, without the express written approval of the QSI Board of Directors: (1) serve as a member or advisory member of any other Board of Directors or similar governing or advisory body of a business entity; (2) engage in outside employment or perform work as a consultant or independent contractor; or (3) accept any compensation, whether direct, indirect, in-kind, current or deferred, in connection with any of the foregoing activities. Nothing in this section shall prohibit Employee’s service on the Board of Directors of, or in any other capacity for, a charitable organization formed pursuant to Internal Revenue Code Section 501(c)(3), provided that such activities do not interfere with the performance of Employee’s duties to QSI.
Return of Documents/Materials. Employee agrees that all Confidential Information, together with any other records, materials, equipment, drawings, documents and data of any nature, and all copies thereof, made or obtained by Employee from QSI or from a third party on QSI’s behalf, are and shall remain the property of QSI. In the event of termination of employment with QSI for any reason whatsoever, Employee agrees to promptly surrender and deliver to QSI all such property, and all copies thereof, to QSI at its place of business. The foregoing shall not apply to ordinary records concerning employment, compensation or benefits received by Employee in connection with his or her own employment.
Customers. During the period of his or her employment, and for one (1) year after employment terminates for any reason, the Employee shall not, directly or indirectly, call on, solicit, take away, or attempt to call on, solicit, or take away any of the customers or potential customers of QSI, either for himself or herself or for any other person, firm, or corporation. For purposes of this agreement, “potential customers” are companies and/or their representatives that have been contacted by QSI for the purpose of making a sale of any of its products or services within the one (1) year period preceding the cessation of the Employee’s employment at QSI.
Employees. Employee acknowledges and agrees that QSI’s employment relationships and its information about employees constitute a valuable asset and Confidential Information of QSI. Employee agrees that he or she will not, during his or her employment by QSI and for a period of one (1) year after employment terminates for any reason, directly or indirectly, for himself or on behalf of any other person or entity, raid or solicit any of QSI’s employees for a competing business or otherwise induce or attempt to induce any such employees to terminate their employment with QSI or to otherwise disrupt or interfere or attempt to disrupt or interfere with QSI’s relationships with such employees.
Employee Works. Employee hereby assigns to QSI all right, title and interest in any and all inventions, ideas and works of authorship created by Employee using QSI’s resources, during Employee’s work hours or related to any product, service, idea,
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invention or technology created or used by QSI (“Employee Works”), including all worldwide copyrights, trade secrets, and all patent, proprietary and property rights therein. Employee agrees to execute, without further consideration, such assignments, instruments and documents as QSI deems necessary or desirable in order to effect the assignment of the Employee Works.
At will employment. Employee represents and warrants that Employee’s execution of and performance of this Agreement will not violate or impair any other obligations of Employee, whether under an employment or consulting agreement or otherwise. It is expressly understood and agreed that Employee’s employment by QSI is at will and that either party to the employment relationship, may terminate it and this Agreement at any time, with or without reason, with or without cause. Employee further understands and agrees that this at will employment relationship can only be changed by a writing signed by the Employee and the President of QSI.
Non-Competition. During the period of Employee’s employment with QSI and for a period of twelve (12) months after the date of Employee’s separation from employment with QSI for any reason, Employee will not directly or indirectly: as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than two percent (2%) of the total outstanding stock of a publicly held company), and in any city, county, state or other geographic area where QSI is then marketing or selling its products or providing services, engage in the business of developing, producing, marketing or selling products or providing services of the kind or type developed or being developed or considered for development, produced, marketed, sold or provided by QSI while Employee was employed by QSI.
If any restriction set forth in this section is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. The restrictions contained in this section are necessary for the protection of the business and goodwill of QSI and are considered by Employee to be reasonable for such purpose. In addition, Employee acknowledges that Employee’s education, background, skills, and experience are such that the enforcement of the restrictions in this section will not unreasonably interfere with Employee’s ability to earn a living.
Obligations Regarding Former Employers’ Trade Secrets and Confidential Information. QSI is confident of its ability to compete on the basis of its own products and commitment to service, and Employee understands that QSI does not desire to obtain or make use of any trade secrets or confidential information (if any) that Employee may have acquired during any former employment. It has been explained to Employee that any information needed to succeed in Employee’s position is publicly available, readily known throughout the industry, or can be obtained without recourse to trade secret or confidential information obtained through Employee’s prior employment. Employee agrees that during his or her employment with QSI, Employee will not improperly disclose or use any trade secrets or confidential information that Employee may have acquired from prior employment If at any time Employee believes that his or her job duties would otherwise touch upon trade secrets or confidential information obtained during prior employment Employee will refrain from any use or disclosure of such information and let his or her supervisor or manager know immediately.
QSI has not asked Employee to provide it with any documents or records obtained from a “former employer” (which for the purposes of this Agreement, includes any person or business entity for which Employee has acted as an independent contractor or consultant). Employee has not brought and will not bring with him or her to QSI, or use in his or her Employment, any materials or documents of a former employer that are not generally available to the public, unless Employee has obtained express written authorization from his or her former employer for their possession and use for QSI’s benefit.
Employee also understands that in his or her service to QSI, Employee is not to breach any obligation of confidentiality that Employee may have to a former employer or employers. Employee represents that his or her performance of all the terms of this Agreement and his or her performance as an employee of QSI does not and will not breach any agreement by him or her to protect any trade secrets and confidential information Employee may have acquired prior to his or her Employment with QSI. Employee has not entered into, and Employee agrees that Employee will not enter into, any agreement either written or oral, which is in conflict with this Agreement Employee has provided QSI with a copy of any and
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all agreements with former employers concerning the confidentiality of proprietary information, assignment of inventions, or any other related subject matter, which may affect his or her duties as a QSI employee.
Injunctive Relief. The parties agree that in the event of any breach or threatened breach of any of the Employee’s covenants or obligations in this Agreement, the damage or imminent damage to the value and the goodwill of the Company’s business will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, the parties agree that QSI shall be entitled to injunctive relief against Employee in the event of any breach or threatened breach of any such provisions by Employee, in addition to any other relief (including damages) available to QSI under this Agreement or under law.
Notification of Obligations. Employee recognizes and agrees that QSI may notify and provide a copy of this Agreement to any person or entity it deems appropriate for the purpose of notifying such person or entity of Employee’s obligations pursuant to this Agreement.
Waiver and Amendment. No waiver, amendment or modification of this Agreement shall be effective unless in writing and signed by a duly authorized representative of the party against whom the waiver, amendment or modification is sought to be enforced. No failure or delay by either party in exercising any right, power or remedy under this Agreement shall operate as a waiver of the right, power or remedy. No waiver of any term, condition or default of this Agreement shall be construed as a waiver of any other term, condition, or default.
Successors and Assigns. This Agreement is intended to benefit and is binding on the successors and assigns of QSI and the heirs and legal successors of Employee. The benefits of this Agreement may be assigned by QSI to any person or entity succeeding to any portion of QSI’s business.
Severability. In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable in any jurisdiction, such paragraph or provision shall, as to that jurisdiction, be adjusted and reformed, if possible, in order to achieve the intent of the parties, and if such paragraph or provision cannot be adjusted and reformed, such paragraph or provision shall, for the purposes of that jurisdiction be voided and severed from this Agreement, and the entire Agreement shall not fail on account thereof but shall otherwise remain in full force and effect.
Governing Law and Forum. QSI and the Employee agree that the validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to conflict of laws or choice of law principles. Employee hereby consents to the exclusive jurisdiction of the state and federal courts located in the Commonwealth of Pennsylvania for any lawsuit filed there against Employee by QSI arising from or relating to this Agreement.
Survival of Obligations. This Agreement shall continue in force and effect following any separation of Employee’s employment with QSI for any reason, whether voluntary or involuntary.
Entire Agreement. This Agreement constitutes the complete and final agreement between the parties, and supersedes all prior negotiations and agreements between the parties concerning its subject matter. Any prior written agreement between the parties concerning the subject matter of this Agreement shall remain effective with respect to any event occurring from the effective date of any such prior agreement through the effective date of this Agreement.
In Witness Whereof, the parties have executed this Agreement the 11th day of July, 2009. The undersigned employee also acknowledges that consideration in such form as a job offer, salary increase, implementation of a bonus or commission plan, or grant of stock options or other equity has been given and accepted.

/s/ Patrick B. Cline	/s/ Steven T. Plochocki

Employee	Quality Systems, Inc.

Date 7-11-09	Title CEO
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Exhibit C
Second Amended and Restated Indemnification Agreement
[Attached hereto]
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QUALITY SYSTEMS, INC.
second amended and restated
indemnification Agreement
     This Second Amended and Restated Indemnification Agreement (this “Agreement”) is effective as of January 27, 2010, by and between QUALITY SYSTEMS, INC., a California corporation (the “Company”), and Patrick B. Cline (“Indemnitee”).
R E C I T A L S
     WHEREAS, the Company and Indemnitee recognize the increasing difficulty in obtaining quality directors’ and officers’ liability insurance, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;
     WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time as the availability and coverage of cost effective liability insurance has been severely limited; and
     WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law.
     NOW, THEREFORE, in consideration for Indemnitee’s services as an officer or director of the Company (as the case may be), the Company and Indemnitee hereby agree as follows:
     1. Indemnification.
          (a) Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or any alternative dispute resolution mechanism, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys’ fees and costs), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.
          (b) Proceedings By or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys’ fees and costs) and, to the fullest extent permitted by law, amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Superior Court of the State of California or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Superior Court of the State of California or such other court shall deem proper.
          (c) Mandatory Payment of Expenses. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 1, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including reasonable attorneys’ fees and costs) actually and reasonably incurred by Indemnitee in connection therewith. For purposes of this Agreement, and without limitation, the termination of any claim, issue or matter in any action, suit or proceeding by dismissal with prejudice shall be deemed to be a successful result as to such claim, issue or matter.
     2. Agreement to Serve. In consideration of the protection afforded by this Agreement, if Indemnitee is a director of the Company he agrees to serve at least for the 90 days after the effective date of this Agreement as a director and not to resign voluntarily during such period without the written consent of a majority of the Board of Directors. If Indemnitee is an officer of the Company not serving under an employment contract, he agrees to serve in such capacity at least for the 90 days after the effective date of this Agreement and not to resign voluntarily during such period without the written consent of a majority of the Board of Directors. Following the applicable period set forth above, Indemnitee agrees to continue to serve in such capacity at the will of the Company (or under separate agreement, if such agreement exists) so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company or any subsidiary of the Company or until such time as he tenders his resignation in writing. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

     3. Expenses; Indemnification Procedure.
          (a) Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referenced in Section 1(a) or (b) hereof (but not amounts actually paid in settlement of any such action, suit or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee within thirty (30) days following delivery of a written request therefor by Indemnitee to the Company.
          (b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Company written notice as soon as practicable of any claim for which Indemnitee will or could seek indemnification under this Agreement. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.
          (c) Procedure. Any indemnification and advances provided for in Section 1 and this Section 3 shall be made no later than thirty (30) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company’s Articles of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within thirty (30) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 8 and 10(g) of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including reasonable attorneys’ fees and costs) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. However, Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 3(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for a court of competent jurisdiction to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including it Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.
          (d) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
          (e) Selection of Counsel. In the event the Company shall be obligated under Section 3(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.
     4. Additional Indemnification Rights; Nonexclusivity; Contribution.
          (a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by the California General Corporation Law (the “CGCL”), notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Articles of Incorporation, the Company’s Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a California corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.
          (b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Articles of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested Directors, the CGCL, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.
          (c) Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute (“Contribution”) to the amount incurred by Indemnitee, whether for liabilities and/or for expenses, in connection with any proceeding relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such proceeding in order to reflect (1) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such proceeding; and (2) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s), provided, however, that no such Contribution shall be made pursuant to this Section 4(c) with respect to any of the matters set forth in Section 8.
     5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually and reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.
     6. Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.
     7. Officer and Director Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.
     8. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:
          (a) Claims Initiated by Indemnitee. To indemnify, provide Contribution or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 317 of the CGCL, but such indemnification, Contribution or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or
          (b) Lack of Good Faith. To indemnify or provide Contribution to Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or
          (c) Insured Claims. To indemnify or provide Contribution to Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company; or
          (d) Claims Under Section 16(b). To indemnify or provide Contribution to Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.
     9. Construction of Certain Phrases.
          (a) For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.
          (b) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.
     10. Miscellaneous.
          (a) Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of California , as applied to contracts between

California residents entered into and to be performed entirely within California without regard to the conflict of law principles thereof.
          (b) Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of California .
          (c) Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
          (d) Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.
          (e) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs and legal representatives.
          (f) Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.
          (g) Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

          (h) Notice. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed to the party to be notified at the address, facsimile number or electronic mail address indicated for such person on the signature page hereof, or at such other address, facsimile number or electronic mail address as such party may designate by ten (10) days’ advance written notice to the other parties hereto. All such notices and other communications shall be deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or when directed to the electronic mail address set forth on signature page hereof.
          (i) Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.
          (j) Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
          (k) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

QUALITY SYSTEMS, INC.
By:
Steven T. Plochocki, Chief Executive Officer

Address:
18111 Von Karman Avenue, Suite 600
Irvine, CA 92612
Facsimile #: 949-255-2600
Email: splochocki@qsii.com
AGREED TO AND ACCEPTED:
“Indemnitee”

Patrick B. Cline
Address:

Email: pcline@nextgen.com